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                                                                    Exhibit 99.1

                                                           genius products, inc.
                                                                    NEWS RELEASE


CONTACT:

Trevor Drinkwater
Chief Executive Officer
Genius Products, Inc.
858-793-8840

Roger Pondel / Rosemary Moothart
PondelWilkinson Inc.
310-279-5980


                 GENIUS PRODUCTS REPORTS FIRST QUARTER RESULTS;
                    PROVIDES EARNINGS TARGETS FOR 2005, 2006

          --NEW CEO OUTLINES STRATEGIC PLAN TO ACHIEVE PROFITABILITY--

SOLANA BEACH, CALIFORNIA - MAY 12, 2005 - GENIUS PRODUCTS, INC. (OTCBB:GNPI), which produces and distributes a variety of branded entertainment products sold in retail outlets nationwide, today reported operating results for the first quarter ended March 31, 2005 and provided earnings per share targets for 2005 in the range of $0.08 to $0.10 and approximately $0.20 for 2006.

"The pace of transformation at Genius Products is accelerating rapidly," said Trevor Drinkwater, who was named chief executive officer of Genius Products in February 2005. "The company is evolving from a supplier of value-priced, budget products to a fully integrated entertainment company offering higher margin, branded and proprietary content. The Wellspring library acquired in March 2005, for example, allows us to offer differentiated proprietary content while stimulating revenue and improved gross margin starting in the current second quarter. It also strengthens many of our existing retail relationships and affords us the capability to explore new forms of distribution, including wireless, PPV and VOD.

                                     (more)



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GENIUS PRODUCTS, INC.
2-2-2


"As Genius Products continues its transformation, our immediate mandate is to focus full attention on our path to profitability," Drinkwater said. "Namely, we will leverage our infrastructure and overhead, and beginning with this quarter, realize cost savings and economies of scale from the Wellspring library and from the introductions of new branded content. We have refined our content strategy and will continue to acquire, produce or distribute products that support it. This, in turn, should help us execute our key initiatives, which include improving gross margins, expanding our distribution footprint and leveraging our infrastructure."

Net revenues for the first quarter of 2005, which did not include contributions from the Wellspring library, amounted to $2.6 million, compared with $3.1 million for the corresponding period last year. Genius Products registered a net loss for the 2005 period of $2.2 million, equal to a loss of $0.08 per share, based on 28.0 million weighted average shares outstanding, versus a net loss of $799,000, or a loss of $.04 per share, with 20.7 million shares outstanding for the 2004 first quarter.

Genius Products said net revenues for the 2005 first quarter were impacted by the transitioning of certain lower margin business to higher priced branded and proprietary products, as well as the shifting of sales of certain products to later quarters in order to take advantage of wider distribution opportunities. Genius Products attributed the 2005 first quarter net loss primarily to the deep-discounting of certain inventory and other costs associated with the company's corporate repositioning strategy, including severance, audit and legal fees.

                                     (more)



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GENIUS PRODUCTS, INC.
3-3-3


"My vision is to combine the strong retail relationships I developed during my tenure at Warner Home Video with Genius Products' current strong line-up of branded and proprietary content to fill underserved consumer demand," Drinkwater said. "There is significant opportunity to compete effectively in four key segments: classic content, with the TV Guide(R) and AMC(R) brands; independent films, with the Wellspring, IFILM(R) and Sundance Channel Home Entertainment(TM) brands; lifestyle, with our health and wellness titles in the Wellspring library, as well as our expanding relationship with NBC; and family content, with our own brand, Baby Genius(R), and licensed brands such as Bazooka(R), `My Little Pony(R),' `Little Tikes(R)' and others."

ABOUT GENIUS PRODUCTS, INC.
---------------------------

         Genius Products produces and distributes affordable entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), Wellspring, IFILM(R), Sundance Channel Home Entertainment(TM), Bazooka(R), Jay Jay The Jet Plane(R), National Lampoon(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books, apparel and infant care products. Promotional partners include the world famous San Diego Zoo(R), Gerber(R), Fazoli's(R) and Child(R) Magazine.

SAFE HARBOR STATEMENT
---------------------

         Except for historical matters contained herein, certain matters discussed in this news release are forward-looking statements. Such forward-looking statements, including, but not limited to, new revenue streams and distribution channels afforded by the AVMC transaction, cost savings and economies of scale to be realized in the second quarter of 2005, achieving profitability this year, including its specific per share goals for 2005 and 2006, liquidity provided by financings to fund internal growth and future acquisitions, reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business, forecasts, projections and prospects contained herein, and may cause results to differ materially from these forward-looking statements. Actual results could vary for many reasons, also including but not limited to, the timely development and acceptance of new products, the market demand for independent films and general market conditions. Other such risks and uncertainties include Genius Products' ability to grow its business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in its filings with the Securities and Exchange Commission.

                                       ###
                            (FINANCIAL TABLES FOLLOW)



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GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED

                                                                   MARCH 31
                                                       ---------------------------------

                                                             2005                2004
                                                       ---------------------------------
Revenues:

        Audio                                             $1,320,810           $778,603
        DVD and VHS                                        1,419,262          2,497,044
        Royalties, licensing and other                        25,118             49,050
                                                       ---------------------------------
Gross revenues                                             2,765,190          3,324,697
       Sales returns, discounts and allowances              (209,304)          (193,308)
                                                       ---------------------------------
            Net revenues                                   2,555,886          3,131,389

Costs and expenses:
Cost of revenues:
          Audio                                              790,800            342,724
          DVD and VHS                                      1,632,162          1,601,410
          Other                                               21,396             45,032
          Amortization of Production Masters                 172,670             88,549
          Warehouse expenses                                  49,772             51,458
                                                       ---------------------------------
Total costs of revenues:                                   2,666,800          2,129,173

Operating expenses:
Product development                                          227,314            187,509
Sales and marketing                                          446,491            476,333
General and administrative                                 1,440,964            989,124
                                                       ---------------------------------

Total costs and expenses                                   4,781,569          3,782,139

Loss from operations                                      (2,225,683)          (650,750)

Other income (expense)                                             0                  0
Interest expense                                              (5,840)          (147,002)
                                                       ---------------------------------

Loss before provision for income taxes                    (2,231,523)          (797,752)

Provision for income taxes                                       800                800
                                                       ---------------------------------

Net loss                                                 ($2,232,323)         ($798,552)
                                                       =================================

Basic and diluted loss per common share:
Net loss per share                                            ($0.08)            ($0.04)
                                                       =================================

Basic and diluted weighted average shares                 28,000,009         20,697,233
                                                       =================================
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GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                     March 31, 2005   December 31, 2004
                                                                                     --------------   -----------------
                                                                                       (unaudited)        (audited)
                                         ASSETS
Current assets:
Cash and equivalents                                                                  $  3,788,558       $  1,223,881
Accounts receivable, net of allowance for doubtful accounts and
  sales returns of $705,588 and $1,542,085                                               4,764,449          3,615,073
Inventories, net of obsolescence allowance $521,180 and $474,358                         3,576,745          3,473,483
Prepaid royalties                                                                        1,649,930          1,042,120
Prepaid expenses                                                                           445,247            312,046
                                                                                      ------------       ------------

Total current assets                                                                    14,224,929          9,666,603

Property and equipment, net of accumulated depreciation of
  $248,704 and $215,194                                                                    448,336            264,989
Production masters, net of accumulated amortization of
  $1,226,675 and $805,891                                                                3,095,804          2,825,426
Film Library                                                                            14,800,000                 --
Goodwill                                                                                11,375,612                 --
Deposits and other                                                                         236,736            239,148
                                                                                      ------------       ------------

                                                                                      $ 44,181,417       $ 12,996,166
                                                                                      ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                                                      $  6,730,419       $  7,329,218
Notes payable                                                                            4,000,000                 --
Accrued payroll and related expenses                                                       274,131            259,366
Debentures payable                                                                          50,750             50,750
Accrued expenses                                                                         1,137,947            229,800
Redeemable common stock                                                                    399,997            395,172
Payable on terminated contract                                                             300,000            300,000
                                                                                      ------------       ------------

Total current liabilities                                                               12,893,244          8,564,306
                                                                                      ------------       ------------

Commitments and contingencies                                                                   --                 --

Stockholders' equity
Preferred stock, $.001 par value; 10,000,000 shares authorized;
  0 shares outstanding                                                                          --                 --
Common stock, $.0001 and .001 par value; 50,000,000 shares
  authorized; 40,084,437  and 25,208,512 shares outstanding                                  3,953             25,209
Committed Common Stock                                                                   1,249,183
Additional paid-in capital                                                              53,844,722         25,984,012
Accumulated deficit                                                                    (23,809,685)       (21,577,361)
                                                                                      ------------       ------------

Total stockholders' equity                                                              31,288,173          4,431,860
                                                                                      ------------       ------------

                                                                                      $ 44,181,417       $ 12,996,166
                                                                                      ============       ============
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